Exhibit 2
POWER OF ATTORNEY
     I, the undersigned trustee and officer of GMO Series Trust, a Massachusetts business trust, hereby constitute and appoint each of Sheppard N. Burnett and Jason Harrison, singly, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, the Registration Statement of GMO Series Trust filed with the Securities and Exchange Commission on Form N-1A and any and all amendments thereto (including pre- and post-effective amendments), hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement and any and all amendments thereto.
     Witness my hand and common seal on the date set forth below.
          (Seal)

Signature	Title	Date
/s/ J.B. Kittredge J.B. Kittredge	President; Chief Executive Officer; Trustee	May 31, 2011

POWER OF ATTORNEY
     I, the undersigned officer of GMO Series Trust, a Massachusetts business trust, hereby constitute and appoint Jason Harrison, singly, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, the Registration Statement of GMO Series Trust filed with the Securities and Exchange Commission on Form N-1A and any and all amendments thereto (including pre- and post-effective amendments), hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement and any and all amendments thereto.
     Witness my hand and common seal on the date set forth below.
          (Seal)

Signature	Title	Date
/s/ Sheppard B. Burnett Sheppard N. Burnett	Treasurer; Chief Financial Officer	May 31, 2011